Exhibit 99.1

Valpey-Fisher Corporation Reports Fourth Quarter and Year End Results

    HOPKINTON, Mass.--(BUSINESS WIRE)--March 3, 2005--Valpey-Fisher Corporation (VPF: AMEX), reported today its financial results for the fourth quarter and year ended December 31, 2004. Valpey-Fisher Corporation specializes in providing frequency control devices, including quartz crystals and oscillators.
    Net sales for the quarter ended December 31, 2004 were $2,584,000, a 7% increase over the $2,415,000 of net sales reported during the quarter ended December 31, 2003. The gross profit during the current year quarter was $615,000 compared to a gross profit of $334,000 in 2003. For the quarter ended December 31, 2004, the Company reported an operating profit of $46,000 versus an operating loss of $530,000 in 2003.
    Commenting on the year results, Mr. Michael Ferrantino, President and CEO, said, "We are pleased to report in fiscal 2004 your management team successfully executed its plan to increase revenue as well as continue to improve factory efficiency and move our Company towards profitability.

    And the results are clearly measurable:

    --  Net sales increased 36% over 2003

    --  We maintained a book-to-bill ratio of 1

    --  Gross profit increased to 28% of net sales vs. 12% in 2003

    -- Total operating expenses decreased $85,000 from 2003 while sales increased $3,049,000

    --  Inventory declined $70,000 from the 2003 level

    -- Net loss from continuing operations was reduced from $1,400,000 in 2003 to $55,000 in 2004

    --  Cash increased by $2,246,000 over 2003

    --  Sales per employee increased 34% over 2003 to $172,000

    As we reflect on 2004 several factors contributed to our success. As an example:

    --  Strong new orders input in the first half of the year

    --  New design in from existing customers

    -- Addition of several new customers who purchased higher gross margin products during the last half of the year

    The work completed over the last two years has clearly made us a much stronger company. Our gross margin % is now comparable to some of the best companies in our industry, our factory efficiency as measured by both sales per employee and first time through product yields are encouraging. This coupled with our balance sheet is a clear indication that we have a solid base business which now allows us to increase the rate of acceleration of our strategic plan."
    Mr. Ferrantino further stated, "Our strategy has two parts, the first is organic growth. Organically, our technology roadmap leveraging off our technical expertise in the timing area now includes products that provide additional functions such as filtering and amplification. These new products will provide our customers with engineering solutions using smaller areas, less power consumption and increased reliability. We will target niche markets such as point to point communication where high frequency, low jitter and stability are the primary technical requirements, areas where we excel.
    In order to achieve our new product objectives, significant new investments in engineering will be made in 2005. Our planned actions will impact short-term results; clearly we are taking the long-term view of our business, however, we expect to provide our shareholders with real value in the future.
    The second part of our strategic plan includes acquisitions. Again, our balance sheet is strong and allows us the ability to continue to pursue synergistic acquisition candidates. Our most recent acquisition of MF Electronics has proven to be a real success for our company and is fully integrated into the Valpey Fisher family."
    Mr. Ferrantino concluded, "While we continue to evaluate product lines and complete businesses, we are very selective. In order to be considered, candidates must have products or technologies that complement ours and products that can be sold through our sales channels, in our markets or to our customer base.
    We believe being very careful and conservative with our external strategy will at the right time reward the Company with another successful accretive acquisition."

    Forward-Looking Statements

    Certain statements made herein contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Words such as "expects", "believes", "estimates", "plans" or similar expressions are intended to identify such forward-looking statements. The forward-looking statements are based on the Company's current views and assumptions and involve risks and uncertainties that include, but not limited to: the Company's ability to achieve profitability, the current production over-capacity within the suppliers of frequency control devices, the ability to develop, market and manufacture new innovative products competitively, the fluctuations in product demand of the telecommunications industry, the ability of the Company and its suppliers to produce and deliver materials and products competitively, the ability to limit the amount of the negative effect on operating results caused by pricing pressure and the Company's ability to comply with Section 404 of the Sarbanes-Oxley Act.


Valpey-Fisher Corporation
Condensed Consolidated Statements of Operations
( in thousands, except per share data)

                                     Unaudited            Audited
                                 -----------------  ------------------
                                    Quarter Ended      Year   Ended
                                 -----------------  ------------------
                                 12/31/04 12/31/03  12/31/04 12/31/03
                                 ------------------ ------------------

Net sales                          $2,584   $2,415   $11,545   $8,496
Cost of sales                       1,969    2,081     8,285    7,507
                                 ------------------ ------------------
   Gross profit                       615      334     3,260      989

Selling and advertising expenses      233      373     1,409    1,406
General and administrative
 expenses                             282      476     1,737    1,936
Research and development expenses      54       15       218      107
                                 ------------------ ------------------
                                      569      864     3,364    3,449
                                 ------------------ ------------------
   Operating  profit (loss)            46     (530)     (104)  (2,460)

Other income, net                      14        9        49       37
                                 ------------------ ------------------
Earnings (loss) from continuing
 operations before income taxes        60     (521)      (55)  (2,423)
Income tax benefit (A)                  0      389         0    1,023
                                 ------------------ ------------------
Earnings (loss) from continuing
 operations                            60     (132)      (55)  (1,400)
(Loss) from discontinued
 operations                             0        0      (110)       0
                                 ------------------ ------------------
Net earnings (loss)                   $60    $(132)    $(165) $(1,400)
                                 ================== ==================


Basic and diluted earnings (loss)
 per share:
  Continuing operations (A)         $0.01   $(0.03)   $(0.01)  $(0.33)
  Discontinued operations            0.00     0.00     (0.03)    0.00
                                 ------------------ ------------------
                                    $0.01   $(0.03)   $(0.04)  $(0.33)
                                 ================== ==================


Basic weighted average shares       4,221    4,185     4,212    4,188
Diluted weighted average shares     4,308    4,185     4,212    4,188

(A) The quarter ended 12/31/03 loss from continuing operations includes a tax benefit of $300,000 ($.07 basic and dilulted per share) as a result of a reduction in the deferred tax asset valuation allowance during the quarter.



Valpey-Fisher Corporation
Condensed Consolidated Balance Sheets
( in thousands)
                                                    (Audited)(Audited)
                                                    12/31/04 12/31/03
                                                    ------------------
ASSETS
   Current assets:
      Cash and cash equivalents                       $6,455   $4,209
      Receivables, net                                 1,137    2,467
      Inventories, net                                 1,501    1,571
      Deferred income taxes and other current assets     629      675
                                                    ------------------
        Total current assets                           9,722    8,922
                                                    ------------------
   Property, plant and equipment, at cost             10,807   10,752
    Less accumulated depreciation                      7,808    7,064
                                                    ------------------
                                                       2,999    3,688
                                                    ------------------
   Other assets                                          143      134
                                                    ------------------
                                                     $12,864  $12,744
                                                    ==================

LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities                                $1,655   $1,440
   Deferred income taxes                                 578      646
   Stockholders' equity                               10,631   10,658
                                                    ------------------
                                                     $12,864  $12,744
                                                    ==================

    CONTACT: Valpey-Fisher Corporation
             Michael J. Kroll, 508-435-6831 ext. 600